UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2015 (January 1, 2015)

THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed in order to correct an inadvertent omission of the Form of Employee Restricted Shares Award Agreement as Exhibit 10.1 to Third Point Reinsurance Ltd.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2015.
Item 1.02. Termination of a Material Definitive Agreement.

On January 5, 2015, the Shareholders Agreement (the “Shareholders Agreement”), dated as of December 11, 2012, among Third Point Reinsurance Ltd. (the “Company”), Hiscox Insurance Company (Bermuda) Limited (“Hiscox”), and Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”), was terminated by agreement of the parties thereto upon the repurchase for cancellation by the Catastrophe Fund Manager of Hiscox’s common shares of the Catastrophe Fund Manager. The Company incurred no early termination penalties in connection with the termination of the Shareholders Agreement.

The termination of the Shareholders Agreement was effected in connection with the expected redemption of all outstanding investments in Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), a separately capitalized reinsurance fund vehicle that the Company established in June 2012 in partnership with Hiscox, and the related discontinuation of the Company’s standalone catastrophe reinsurance fund management activities and winding down of any remaining exposure in the Catastrophe Fund. The Catastrophe Fund Manager will continue to participate in the management of the Catastrophe Fund’s business while it is in runoff, but no new business will be written through the Catastrophe Fund and related Third Point Re Cat Ltd., and no new investments in the Catastrophe Fund will be accepted. The Company intends to invest $25.0 million in Hiscox’s separately managed insurance-linked securities platform, Kiskadee Re Ltd. On January 2, 2015, the Company funded $5.0 million of this amount, and intends to fund the remaining $20.0 million on June 1, 2015.

The Shareholders Agreement provided for certain matters relating to governance of the Catastrophe Fund Manager and restrictions on the transfers of its shares. The foregoing description of the Shareholders Agreement is qualified in its entirety by the full text of the Shareholders Agreement, a copy of which was filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2013 and which is hereby incorporated by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 1, 2015, certain stylistic, technical and administrative amendments to the Company’s Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company and its subsidiaries, as approved by the Board of Directors of the Company, upon recommendation from the Governance and Nominating Committee, took effect.

The foregoing description of the amendment to the Company’s Code of Business Conduct and Ethics is qualified in its entirety by reference to the Company’s Code of Business Conduct and Ethics, as amended on January 1, 2015, which is available for review or download in the Corporate Governance section of the Company’s website, www.thirdpointre.com. We expect that any further amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will also be disclosed on our website.
Item 8.01. Other Events.

In order to correct an inadvertent omission, the Form of Employee Restricted Shares Award Agreement under the Company’s 2013 Omnibus Incentive Plan, which is identified as Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the Securities and Exchange Commission on May 9, 2014, is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employee Restricted Shares Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2015	/s/ Tonya L. Marshall
	Name:	Tonya L. Marshall
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employee Restricted Shares Award Agreement.